                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)

                                                       Six Months Ended
                                                           June 30
                                                       ----------------
                                                        1997       1996
                                                       ------     -----
Primary
 Average Shares Outstanding                              74.4      74.2
 Treasury Method (Average Market Price)
   Stock Options                                          0.5       0.7
   Restricted Stock (RSVP)                                0.3       0.3
                                                       ------     -----
Primary Average Shares Outstanding                       75.2      75.2
                                                       ======     =====
Primary Net Earnings                                   $111.0     $90.3
                                                       ======     =====
Earnings Per Share                                     $ 1.48     $1.20
                                                       ======     =====

Fully Diluted
 Average Shares Outstanding                              74.4      74.2
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
   Stock Options                                          0.9       0.8
   Restricted Stock (RSVP)                                0.3       0.3
 Assumed Conversion of Debt                                 -       2.2
                                                       ------     -----
Fully Diluted Average Shares Outstanding                 75.6      77.5
                                                       ======     =====

Net Earnings                                           $111.0     $90.3
Interest Expense, net of tax                                -       2.2
                                                       ------     -----
Fully Diluted Net Earnings                             $111.0     $92.5
                                                       ======     =====
Earnings Per Share                                     $ 1.47     $1.19
                                                       ======     =====
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